Exhibit 99.1

               Emily Liggett Joins Immersion's Board of
      Directors; Former CEO of Elo TouchSystems Brings Strategic
                  Perspective, Operational Expertise

    SAN JOSE, Calif.--(BUSINESS WIRE)--Feb. 28, 2006--Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced the appointment of Emily Liggett to its board of directors, effective February 27th.
    Liggett is currently president and CEO of Apexon, Inc., a leading provider of supply performance management software for manufacturers. Prior to Apexon, she was interim president and CEO of Capstone Turbine Corporation. Previously, Liggett was managing director of Tyco Ventures where she led venture and resource investments. Before Tyco's acquisition of Raychem in 1999, Emily worked 15 years at Raychem in sales, marketing, operations, and division management positions across a number of industries. She was president and CEO of Raychem's subsidiary, Elo TouchSystems, a leading worldwide manufacturer of touchscreens, and division manager of Raychem's Telecommunications and Energy Division. Prior to Raychem, Liggett held positions at McKinsey, DuPont, the European Community, EPFL, and Bell Labs.
    Liggett holds an MBA and a master's degree in Engineering from Stanford University and a bachelor's degree in Engineering from Purdue University.
    "We're very pleased to have Emily join Immersion's board. Her extensive experience in several of our key growth areas -- telecommunications, electronic components, and touchscreens -- complements and strengthens the board's expertise," said Vic Viegas, Immersion director, president, and CEO. "Her technical background and strategic and operational business experience have enabled her to bring next-generation products to market and increase sales as well as profits by double-digit percentages. Emily will be a great resource in helping guide all our growth initiatives."
    "Immersion has great potential to broadly deploy haptics technology in a number of markets," said Liggett. "I look forward to working with Vic and the board to further develop growth areas, form industry relationships, and help achieve revenue and profit targets."

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across automotive, entertainment, medical training, mobility, personal computing, and three-dimensional simulation markets. Immersion's patent portfolio includes over 500 issued or pending patents in the U.S. and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profits or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning, formation of industry relationships, growth of product markets or sales, or consumer and market acceptance of force feedback products in general; proposed products or services; any statements regarding future economic conditions or performance; statements of belief; and any statement or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion and the Immersion logo are trademarks of Immersion
Corporation in the United States and other countries. All other trademarks are the property of their respective owners.



    CONTACT: A&R Partners
             Erin Freeley, 650-762-2863
             efreeley@arpartners.com